Exhibit 99.1

Aadi Bioscience Relaunches as Whitehawk Therapeutics Marking Evolution into ADC Company

New name reflects focus on accelerating portfolio of advanced ADC therapies with speed, agility and precision

Upon closing of strategic transactions, cash expected to fund operations into 2028 enabling anticipated key clinical data readouts for its ADC assets

Company shares to trade on Nasdaq under the symbol “WHWK” effective March 19, 2025

Company reports financial results for the fourth quarter and full-year 2024, and will host a conference call tomorrow, March 19 at 8:30 ET

MORRISTOWN, NJ, Mar. 18, 2025 /PRNewswire/ — Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), formerly known as Aadi Bioscience, Inc., an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments, today announced it changed its name to Whitehawk Therapeutics, reflecting the Company’s evolution and focus on accelerating its portfolio of antibody drug conjugates (ADCs) with speed, agility and precision. The Company’s common stock will begin trading under the ticker “WHWK” effective March 19, 2025.

The three assets in the portfolio are in-licensed from WuXi Biologics and utilize HANGZHOU DAC’s advanced ADC technology platform, which consists of a highly stable yet cleavable linker that delivers a Topoisomerase I (TOPO1) inhibitor payload. The platform is coupled with clinically validated tumor targets that are upregulated in high-potential cancer indications, including lung and ovarian. These assets are engineered to produce minimal off-target toxicity, with a higher therapeutic index and greater stability than first-generation predecessors.

“Today marks a transformative moment as we reintroduce ourselves as Whitehawk Therapeutics – a focused oncology company combining science, strategy and execution to swiftly advance our portfolio of promising ADC assets,” said David Lennon, President and CEO, Whitehawk Therapeutics. “By leveraging the foundation of well-established tumor biology and integrating cutting-edge technologies, our strategy is designed to address the challenges of treating the most difficult cancers efficiently and effectively. Our goal is to bring all three assets to IND in the next 15 months. Importantly, we believe our robust balance sheet will enable us to see these three assets through early clinical inflections. We are invigorated by the opportunity we have to overcome the limitations of first-generation ADCs to make a meaningful impact for patients.”

Recent Operational Highlights:

•

All proposals were approved at the Company’s Special Meeting of Stockholders on February 28, 2025. Subsequently, the $100 million PIPE financing closed. The closing of the divestiture of Aadi Subsidiary, Inc. (“Aadi Sub”) to Kaken Pharmaceuticals (“Kaken”) is pending.

•

Aadi Bioscience divided into two organizations. Upon the divestiture of Aadi Sub to Kaken, Kaken will assume ownership of Aadi Sub, including the Aadi name, trademark and the FYARRO® business. As of March 18, 2025, the Aadi parent company has become Whitehawk Therapeutics, with a focus on its portfolio of ADC assets.

Fourth Quarter and Full-year 2024 Financial Results:

•	Cash, cash equivalents and short-term investments as of December 31, 2024, were $47.2 million as compared to $108.8 million as of December 31, 2023.

•

Following closing of the strategic transactions, we expect to have cash and cash equivalents in the range of $170 million to $180 million, including the payment of the upfront and early milestones under the Wuxi ADC agreement.

•	Total revenue for the quarter ended December 31, 2024, was $7.2 million, and $26.0 million for the full-year ended December 31, 2024, resulting from sales of FYARRO.

•

Net loss for the three months ended December 31, 2024, was $18.3 million as compared to $16.3 million for the three months ended December 31, 2023. Net loss for the full-year ended December 31, 2024, was $63.7 million, as compared to $65.8 million for the same period in 2023.

About the ADC Portfolio

•

HWK-007 represents a differentiated opportunity to potentially be among the first next-wave ADCs in clinical development for high PTK7 expressing cancers. HWK-007 is being evaluated in IND-enabling studies. The Phase 1 trial is planned in non-small cell lung cancer and platinum resistant ovarian cancer, with potential to expand into novel indications (e.g. gastrointestinal, gynecological).

•

HWK-016 is the first ADC that targets the membrane-bound portion of MUC16, a glycoprotein often overexpressed in cancers of female origin. HWK-016 is currently being evaluated in IND-enabling studies. The Phase 1 trial is planned in ovarian cancer, with potential to expand into additional indications (e.g. endometrial, cervical).

•

HWK-206 is designed to address the neuronal target, SEZ6, which is often overexpressed in cancers of neuroendocrine origin. HWK-206 utilizes a dual epitope binding, or biparatopic, approach which can potentially improve internalization and effectiveness of the ADC. HWK-206 is currently in candidate selection. The Phase 1 trial is planned in small-cell lung cancer and neuroendocrine neoplasms, where there are limited treatment options.

Conference Call Information

The Whitehawk management team is hosting a conference call and webcast tomorrow at 8:30 am ET (5:30 am PT) to provide a corporate update and discuss results for the fourth quarter and full-year 2024.

Participants may access a live webcast of the call and the associated slide presentation on the “Investors & News” page of the Whitehawk Therapeutics website at whitehawktx.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s website for at least 30 days.

About Whitehawk Therapeutics

Whitehawk Therapeutics is a preclinical stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk’s advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements relating to: the Company’s cash runway extending into 2028; the closing of the strategic transactions, including the pending sale of Aadi Sub to Kaken and the payment of the upfront and early milestones under the Wuxi ADC agreement; the anticipated timing of the Company’s development of its portfolio of ADC assets, including the expected timing regarding the commencement of IND-enabling studies; expectations regarding the beneficial characteristics, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company’s ADC assets; and the sufficiency of the Company’s existing capital resources and the expected timeframe to fund the Company’s future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; the risk that one or more closing conditions to the pending sale of Aadi Sub to Kaken may not be satisfied; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the caption “Item 1A. Risk Factors,” and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov, including the Definitive Proxy Statement filed on January 31, 2025.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

AADI BIOSCIENCE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$28,670	$62,888
Short-term investments	18,567	45,957
Accounts receivable, net	5,903	5,488
Inventory	5,311	6,427
Prepaid expenses and other current assets	2,836	3,826

Total current assets	61,287	124,586
Property and equipment, net	6,846	4,802
Operating lease right-of-use assets	787	1,169
Other assets	1,399	1,866

Total assets	$70,319	$132,423

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,159	$5,898
Accrued liabilities	14,647	14,306
Operating lease liabilities, current portion	268	434
Due to licensor payable	—	5,757

Total current liabilities	17,074	26,395
Operating lease liabilities, net of current portion	565	833
Other liabilities	202	—

Total liabilities	17,841	27,228
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	385,114	374,129
Accumulated other comprehensive income	16	27
Accumulated deficit	(332,654)	(268,963)

Total stockholders’ equity	52,478	105,195

Total liabilities and stockholders’ equity	$70,319	$132,423

AADI BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data and earnings per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenue
Product sales, net	$7,239	$6,326	$25,983	$24,354

Total Revenue	7,239	6,326	25,983	24,354

Operating expenses
Selling, general and administrative	11,051	10,345	36,749	44,549
Research and development	14,347	12,768	51,030	48,929
Restructuring charges	—	—	2,638	—
Cost of goods sold	790	927	3,024	2,809

Total operating expenses	26,188	24,040	93,441	96,287

Loss from operations	(18,949)	(17,714)	(67,458)	(71,933)
Other income (expense)
Foreign exchange gain (loss)	—	2	(4)	(1)
Interest income	676	1,500	3,925	6,400
Interest expense	—	(57)	(154)	(231)

Total other income (expense), net	676	1,445	3,767	6,168

Net loss	$(18,273)	$(16,269)	$(63,691)	$(65,765)

Net loss per share, basic and diluted	$(0.67)	$(0.60)	$(2.36)	$(2.44)

Weighted average number of common shares outstanding, basic and diluted	27,086,979	26,965,909	27,029,942	26,917,967

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